Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel Announces Intent to Operate Programmable Solutions Group as Standalone Business Under Leadership of Sandra Rivera

Positions PSG to more effectively compete in FPGA market; ongoing strategic alignment with Intel drives value creation for both companies.

News Highlights
•Standalone operations for Programmable Solutions Group (PSG) expected to begin Jan. 1, 2024, with ongoing support from Intel. Intel expects to report PSG as a separate business unit when it releases first-quarter 2024 financials.
•Sandra Rivera will assume leadership of PSG as chief executive officer (CEO). She will continue to lead Intel’s Data Center and AI Group (DCAI) until a new leader is identified. Shannon Poulin has been named chief operating officer (COO) of PSG.
•Separation to enable potential private and public equity investments that will help accelerate strategic repositioning of the business and drive substantial value creation.
•Announcement follows successful completion of IPO for Intel’s Mobileye business in 2022, as well as announced private investments by Bain Capital and TSMC into Intel’s IMS Nanofabrication subsidiary.
•Intel and PSG leadership will host a conference call for investors, media and industry analysts at 2 p.m. PDT today to provide further details and answer questions.

SANTA CLARA, Calif., Oct. 3, 2023 – Intel Corporation today announced its intent to separate its Programmable Solutions Group (PSG) operations into a standalone business. This will give PSG the autonomy and flexibility it needs to fully accelerate its growth and more effectively compete in the FPGA industry, which serves a broad array of markets, including the data center, communications, industrial, automotive, aerospace and defense sectors. Intel also announced that Sandra Rivera, executive vice president at Intel, will assume leadership of PSG as chief executive officer; Shannon Poulin has been named chief operating officer.

Standalone operations for PSG are expected to begin Jan. 1, 2024, with ongoing support from Intel. Intel expects to report PSG as a separate business unit when it releases first-quarter 2024 financials. Over the next two to three years, Intel intends to conduct an IPO for PSG and may explore opportunities with private investors to accelerate the business’s growth, with Intel retaining a majority stake.

The two companies will remain strategically aligned, including continuing PSG’s relationship with Intel Foundry Services (IFS), as they work together to address key areas of the FPGA market. Building on PSG’s highly successful Supply Resilience program pilot, the relationship with IFS will also uniquely enable PSG to give customers greater predictability of supply aligned to their needs, ensuring a more resilient supply chain.

“Our intention to establish PSG as a standalone business and pursue an IPO is another example of how we are consistently unlocking more value for our stakeholders. This will give PSG the independence it needs to keep growing share in the FPGA market, differentiating itself with capacity and supply resilience from IFS, and allowing Intel product teams to focus on our core business and long-term strategy,” said

Intel CEO Pat Gelsinger. “Sandra has proven herself by reinvigorating DCAI, placing it on a path for success. I am confident she will bring PSG that same dedication, energy and customer commitment.”

Rivera has been instrumental in putting Intel’s DCAI business back on the path to leadership and growth, with a more competitive product roadmap, an emphasis on delivering customer value and a strong focus on disciplined execution. Rivera’s track record of driving high-impact transformations extends to her leadership of the Network Platforms Group, where she advanced breakthrough ways to integrate silicon and software to create greater customer value and evolve network infrastructure to Intel-based solutions. Intel has already begun an extensive internal and external search process for a new leader for DCAI. Until that person is identified, Rivera will continue to lead DCAI.

“This is an incredibly exciting day for me and the PSG team. Reestablishing PSG as a standalone business will enable us to unleash our full potential as we drive for leadership in this demanding and essential part of the semiconductor industry,” said Rivera. “Our strategic relationship with Intel will continue to be an advantage as it gives us maximum flexibility in how we address fast-growing markets like automotive and data center and communications.”

Poulin added, “This is a significant inflection point for the PSG business – one that will enable us to build out a leadership end-to-end portfolio of FPGA products, while also making enhancements to our go-to-market strategy that will enable us to achieve market share growth. The investments we are making in the new company and the autonomy of execution is good news for our customers, partners and the entirety of the FPGA industry.”

According to third-party estimates, the FPGA market is expected to grow at a compound annual growth rate (CAGR) of more than 9%, from $8 billion in revenues in 2023 to $11.5 billion by 2027. During Intel’s second-quarter 2023 earnings call, the company highlighted that PSG had delivered record revenues for a third consecutive quarter. The group has been consistently delivering against its product roadmap, including the second quarter launch of the Intel Agilex® 7 with the R-Tile chiplet – bringing customers the first FPGA with PCIe 5.0 and CXL capabilities and the only FPGA with hard intellectual property (IP) supporting these interfaces. PSG has already launched 11 of the 15 new products the team expects to bring to market in calendar year 2023.

Today’s announcement follows the successful completion of an IPO for the Mobileye business in 2022, as well as announced investments by Bain Capital Special Situations and TSMC into Intel’s IMS Nanofabrication subsidiary in 2023. Together, these transactions underscore Intel’s intense focus on advancing its IDM 2.0 strategy, driving growth in its core businesses and creating value for shareholders across all of its assets.

Conference Call Details

Intel and PSG leadership will host a conference call for investors, media and industry analysts at 2 p.m. PDT today to provide further details and answer questions. Please visit https://edge.media-server.com/mmc/p/sa59z9zt to join the conference call. A replay will be available on Intel’s Investor Relations website, intc.com.

Forward-Looking Statements

This release contains forward-looking statements with respect to Intel’s business plans, strategies and future market expectations and anticipated benefits therefrom, including with respect to the planned separation, leadership, standalone operation and conduct of an IPO of PSG, the expected growth of the FPGA market and the anticipated benefits to PSG and Intel. Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including: our ability to successfully execute the separation of PSG into a separate, stand-alone business unit in the timeframe anticipated; the ability of new PSG leadership to successfully operate PSG as a stand-alone business and realize the potential benefits of such arrangement; the state of the capital markets and our ability to successfully achieve an IPO of, or other equity investment in, PSG; changes in demand for PSG’s and our products; changes in product mix; the complexity and fixed cost nature of our manufacturing operations; the high level of competition and rapid technological change in PSG’s and our industries; the significant upfront investments in R&D and PSG’s and our business, products, technologies, and manufacturing capabilities; vulnerability to new product development and manufacturing-related risks, including product defects or errata, particularly as we develop next generation products and implement next generation process technologies; risks associated with a highly complex global supply chain, including from disruptions, delays, trade tensions, or shortages; sales-related risks, including customer concentration and the use of distributors and other third parties; potential security vulnerabilities in our products; cybersecurity and privacy risks; investment and transaction risk; intellectual property risks and risks associated with litigation and regulatory proceedings; evolving regulatory and legal requirements across many jurisdictions; geopolitical and international trade conditions; our debt obligations; risks of large scale global operations; macroeconomic conditions; impacts of the COVID 19 or similar such pandemic; and other risks and uncertainties described in our earnings release dated July 27, 2023, our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. All information in this press release reflects Intel management views as of the date hereof unless an earlier date is specified. Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

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CONTACT: Tyler Tatman
Investor Relations
1-503-712-9122
tyler.m.tatman@intel.com

Sophie Won
Media Relations
1-408-653-0475
sophie.won@intel.com